UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2011

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 21, 2011, Tessera Technologies, Inc. (the "Company") announced that its 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting") will be held on Friday, March 30, 2012 at 2:30 p.m., local time, at the Company's principal executive offices at 3025 Orchard Parkway, San Jose, CA 95134.

Because the date of the 2012 Annual Meeting is more than 30 days before the anniversary of the date of the 2011 Annual Meeting, in accordance with the requirements for advance notice set forth in the Company's bylaws, a stockholder that desires to nominate a director candidate or introduce a stockholder proposal from the floor of the 2012 Annual Meeting must submit that proposal or nomination in writing to the Company's Secretary at the address below no later than December 31, 2011. The written proposal or nomination must comply with the Company's bylaws. The Chairman of the Annual Meeting of Stockholders may refuse to acknowledge or introduce any stockholder proposal or the nomination of any person made after December 31, 2011, or that does not comply with the Company's bylaws. Any stockholder proposal or nomination must be delivered to the Company's Secretary at Tessera Technologies, Inc., c/o Bernard J. Cassidy, Secretary, 3025 Orchard Parkway, San Jose, CA 95134.

The deadline for submitting a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2012 Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, was December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: December 21, 2011	By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
Executive Vice President, General Counsel and Secretary